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                                                                    EXHIBIT 10.1
SIXTH AMENDMENT TO FOURTH AMENDED AND
RESTATED LOAN AGREEMENT

THIS SIXTH AMENDMENT (this "Amendment") to the Fourth Amended and Restated Loan Agreement is entered into as of the 17th day of August, 1999, by and between The Huntington National Bank (the "Bank") as lender, and Intrenet, Inc. (the "Borrower"), and its wholly owned subsidiaries Advanced Distribution System, Inc., Eck Miller Transportation Corporation, INET Logistics, Inc., Mid-Western Transport, Inc., Roadrunner Enterprises, Inc., Roadrunner Trucking, Inc., Roadrunner Distribution Services, Inc. and Roadrunner International Services, Inc. (collectively the "Subsidiaries") as borrowers. The Borrower and the Subsidiaries are herein collectively referred to as the "Companies" and separately as a "Company").

RECITALS:

A. On or about January 15, 1996, the Companies (with the exception of INET Logistics, Inc.) and the Bank executed a certain Fourth Amended and Restated Loan Agreement that was amended by a certain (i) First Amendment to Fourth Amended and Restated Loan Agreement dated as of March 31, 1996, (ii) Second Amendment to Fourth Amended and Restated Loan Agreement (pursuant to which INET Logistics became obligated under the terms of the 1996 Loan Agreement) dated as of March 7, 1997, (iii) Third Amendment to Fourth Amended and Restated Loan Agreement dated as of March 31, 1998, (iv) Fourth Amendment to Fourth Amended and Restated Loan Agreement dated as of February 4, 1999, and (v) Fifth Amendment to Fourth Amended and Restated Loan Agreement dated as of May 7, 1999 (collectively, the "1996 Loan Agreement"), setting forth the terms of certain extensions of credit to the Companies; and

B. In connection with the 1996 Loan Agreement and predecessor documents thereto, the Companies executed and delivered to the Bank certain other loan documents, promissory notes, amendments to open-end mortgages, assignment of rents and security agreements, consents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness referred to in the 1996 Loan Agreement (all of the foregoing, together with the 1996 Loan Agreement, are hereinafter collectively referred to as the "1996 Loan Documents") (the 1996 Loan Documents together with the 1988 Loan Documents, the 1989 Loan Documents, the 1991 Loan Documents and the 1993 Loan Documents (as those terms are defined in the 1996 Loan Agreement) are hereinafter collectively referred to as the "Loan Documents"); and

C. The Companies have requested that the Bank amend and modify certain terms and covenants in the Loan Agreement to modify certain financial covenants and the Bank is willing to do so upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

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1.   Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 1996 Loan Agreement.

     2. Section 1.2.1, "The Capex Loan," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

          1.2.1 The Capex Loan.

     The Bank, subject to the terms and conditions hereof, will extend credit and advance funds to the Companies in the form of time notes up to the aggregate original principal sum outstanding at any time of $5,000,000.00 (the "Capex Loan") to enable any of the Companies to purchase certain designated trucks, tractors and trailers (the "Eligible Trucks and Trailers") in connection with the acquisition by any Company, which has been approved prior thereto in writing by the Bank; provided that, notwithstanding the foregoing, no extension of credit under the Capex Loan shall be made unless and until (i) the Bank shall have received the results of a collateral audit of the Companies conducted after the execution of that certain Sixth Amendment to Fourth Amended and Restated Loan and Security Agreement between the Companies and the Bank (the "Sixth Amendment") and shall have determined in its sole good faith discretion that such results are satisfactory, and (ii) the Bank shall have determined, based upon the financial statements, certificates and reports furnished to the Bank by the Companies pursuant to Section 11 below, and the Bank's acceptance of the calculations contained therein, that the Companies have achieved a Fixed Charge Coverage Ratio (calculated in accordance with the provisions of Section 10.26 below) of at least 1.00 to 1.00 for three consecutive monthly periods ending after the date of execution of the Sixth Amendment. The term "Eligible Trucks and Trailers" means that portion of any Company's equipment of trucks, tractors and trailers that the Bank determines from time to time based upon credit policies, market conditions, the Company's business and other matters is eligible. For such purpose, no trucks, tractors or trailers shall be Eligible Trucks or Trailers unless, at a minimum, (a) such item of equipment is owned solely by the Company, (b) the Bank has a first and exclusive perfected security interest with respect to such item of equipment, and (c) the Bank is lender loss payee with respect to such equipment. Each draw under the Capex Loan shall be evidenced by a promissory note or notes, which shall be in the form of Exhibit B-1 attached to a certain Fourth Amendment to Fourth Amended and Restated Loan Agreement, or by one or more notes subsequently executed in substitution therefor, interest due on the principal sum thereof shall be due and payable monthly and the principal sum thereof shall be due and payable not later than six (6) months from the date of any such advance, provided, however, no note shall have a maturity date which is later than the Capex Loan Maturity Date.

     3. Section 10.12, "Book Net Worth," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

          10.12  Book Net Worth.

          The Companies shall maintain at all times a Book Net Worth of not less than:

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(a) for the period beginning June 30, 1999, and continuing through and including
December 30, 1999, the sum of (i) $20,500,000.00, plus (ii) the net cash proceeds resulting from the issuance by the Borrower on or after January 1, 1999, of any capital stock of any nature, whether voting or non-voting, common, preferred or otherwise ("Capital Stock"), plus (iii) the difference (if greater than zero) (hereinafter the "Extraordinary Charge Adjustment") between (A) $3,000,000.00, and (B) the sum of (x) up to the sum of $2,500,000.00 in certain reported "non-recurring" expenses charged against Net Income during the period beginning on June 1, 1999 and ending on the earlier of the date of calculation of Book Net Worth or December 31, 1999, which expenses relate to payments actually made by the Companies, or any of them, to the Central States Southeast and Southwest Areas Pension Fund, plus (y) up to the sum of $600,000.00 in certain reported "non-recurring" expenses charged by the Companies against Net Income during the period beginning on June 1, 1999 and ending on the earlier of the date of calculation of Book Net Worth or December 31, 1999, which expenses relate to severance payments made (or to be made) by the Companies, or any of them, to John P. Delavan or Roger T. Burbage.

(b) for the period beginning December 31, 1999, and continuing through and including June 29, 2000, the sum of (i) $22,000,000.00, plus (ii) the net cash proceeds resulting from the issuance by the Borrower on or after January 1, 1999, of any Capital Stock, plus the Extraordinary Charge Adjustment; and

(c) for the period beginning June 30, 2000, and continuing at all times thereafter, the sum of (i) $23,000,000.00, plus (ii) the net cash proceeds resulting from the issuance by the Borrower on or after January 1, 1999, of any Capital Stock, plus (iii) the Extraordinary Charge Adjustment.

     4. The first two paragraphs of Section 10.26, "Fixed Charge Coverage Ratio," of the 1996 Loan Agreement is hereby amended to recite as follows:

          The Companies, on a consolidated basis, shall maintain at all times specified below a ratio of (a) EBITDA plus Historical Operating Lease Payments plus Non-Recurring Expenses to (b) Fixed Charges plus Prospective Operating Lease Payments (the "Fixed Charge Coverage Ratio") of not less than (i) 0.90 to
1.00 for the period beginning June 1, 1999, and continuing, through and including May 31, 2000, and (ii) 1.00 to 1.00 for the period beginning June 1, 2000, and continuing at all times thereafter. If the Companies or their auditors make any adjustment in EBITDA, the Companies shall immediately (i) provide notice of such adjustment to the Bank, (ii) reflect such adjustment in the calculation of the Fixed Charge Coverage Ratio, and (iii) provide financial statements to the Bank reflecting such adjustments for all periods to which the adjustments relate.

          In determining the numerator of the Fixed Charge Coverage Ratio, (i) EBITDA, Historical Operating Lease Payments and Non-Recurring Expenses shall each be determined as of the last day of each month for the twelve month period ending on such date. In determining the denominator of the Fixed Charge Coverage Ratio, (i) Consolidated Taxes, (ii) Consolidated Interest Expense, and (iii) Net Investment in Fixed Assets (and each component thereof) shall each be determined as of the last day of each month for the twelve month period ending on such


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date; and (iv) Prospective CMLTD, and (v) Prospective Operating Lease Payments
shall each be determined by calculating the scheduled payments due and to become due during the twelve month period beginning on such date.


In addition, the following definition of "Non-Recurring Expenses" is hereby added to Section 10.26, "Fixed Charge Coverage Ratio":

     "Non-Recurring Expenses" means, (a) for purposes of the calculation of the Fixed Charge Coverage Ratio for any period ending after June 30, 2000, zero, and
(b) for purposes of the calculation of the Fixed Charge Coverage Ratio for any period ending on or before June 30, 2000, on a consolidated basis for the Companies, (i) up to the sum of $2,500,000.00 in certain reported "non-recurring" expenses charged against Net Income during such period relating to payments actually made by the Companies to the Central States Southeast and Southwest Areas Pension Fund, plus (ii) up to the sum of $600,000.00 in certain reported "non-recurring" expenses charged against Net Income during such period relating to severance payments made (or to be made) by the Companies, or any of them, to John P. Delavan or Roger T. Burbage.

The remainder of Section 10.26, "Fixed Charge Coverage Ratio," shall remain as originally written.

5. Conditions of Effectiveness. This Amendment shall become effective as of June 30, 1999, upon satisfaction of all of the following conditions precedent:

(a) The Bank shall have received two duly executed copies of this Amendment and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel;

(b)  The Bank shall have received an amendment fee in the amount of $15,000.00;
and

(c) The representations contained in paragraph 6 below shall be true and accurate.

6. Representations. Each of the Companies represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of each of the Companies in the 1996 Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) each of the Companies has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the 1996 Loan Agreement and the Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default.

7. Amendment to 1996 Loan Agreement. (a) Upon the effectiveness of this Amendment, each reference in the 1996 Loan Agreement to "Fourth Amended and Restated Loan

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Agreement," "Loan and Security Agreement," "Loan Agreement," "Agreement," the
prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the 1996 Loan Agreement, shall mean and be a reference to the 1996 Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the 1996 Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the 1996 Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Companies which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. Each of the Companies ratifies and confirms each term, provision, condition and covenant set forth in the 1996 Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

8. Authority. Each of the Companies hereby represents and warrants to the Bank that as to such Company (a) such Company has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of such Company has been duly authorized to execute and deliver the same and bind such Company with respect to the provisions provided for herein; (c) the execution and delivery hereof by such Company and the performance and observance by such Company of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of such Company or any law applicable to such Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such Company; and (d) this Amendment constitutes a valid and legally binding obligation upon such Company in every respect.

9. Counterparts; Facsimile Transmission. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts. The facsimile or other electronically transmitted copy of this Amendment shall be treated the same as an originally executed copy hereof.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

IN WITNESS WHEREOF, each of the Companies and the Bank have hereunto set their hands as of the date first set forth above.

THE BORROWER:


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INTRENET, INC.

By:

Its:


THE SUBSIDIARIES:

ADVANCED DISTRIBUTION SYSTEM, INC.

By:

Its:



ECK MILLER TRANSPORTATION
 CORPORATION

By:

Its:



INET LOGISTICS, INC.

By:

Its:



MID-WESTERN TRANSPORT, INC.

By:

Its:



ROADRUNNER ENTERPRISES, INC.

By:

Its:



ROADRUNNER TRUCKING, INC.

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By:

Its:


ROADRUNNER DISTRIBUTION
    SERVICES, INC.

By:

Its:



ROADRUNNER INTERNATIONAL
    SERVICES, INC.

By:

Its:



THE BANK:

THE HUNTINGTON NATIONAL BANK

By:

Its:





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